SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                        ________________

                            FORM 8-K
                        ________________

      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


  Date of report (Date of earliest event reported): January 21,
                              2003


                       ATHEROGENICS, INC.
     (Exact Name of Registrant as Specified in its Charter)


      Georgia               0-31261            58-210832
  (State or other         (Commission        (IRS Employer
    jurisdiction         File Number)     Identification No.)
 of incorporation)


                      8995 Westside Parkway
                      Alpharetta, GA  30004
            (Address of principal executive offices)

Registrant's telephone number, including area code (678) 336-2500

                        _________________


Item 5.  Other Events

(a) On January 21, 2003, AtheroGenics, Inc. issued the following press release:

            AtheroGenics Announces Public Offering of
                6,000,000 Shares of Common Stock

ATLANTA, GA - January 21, 2003 - AtheroGenics, Inc. (Nasdaq:
AGIX), a pharmaceutical company focused on the treatment of chronic inflammatory diseases, today announced that it has commenced a public offering of 6,000,000 shares of its common stock. The underwriters have the option to purchase up to an additional 900,000 shares to cover over-allotments, if any.

The offering will be co-lead managed by Morgan Stanley & Co.
Incorporated and Lehman Brothers Inc. Lazard Freres & Co. LLC and Adams, Harkness & Hill, Inc. are also serving as managing underwriters for the offering.

 The net proceeds from the offering will be used for the AGI-1067
Phase III clinical development program, for other research and development programs, and for general corporate purposes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities. The offering is being made solely by means of a prospectus dated November 13, 2002 and the accompanying preliminary prospectus supplement dated January 21, 2003. There shall not be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the preliminary prospectuses relating to the public offering may be obtained by contacting Morgan Stanley & Co.
Incorporated, New York, New York; or Lehman Brothers Inc., New
York, New York.

AtheroGenics is focused on the discovery, development and commercialization of novel drugs for the treatment of chronic inflammatory diseases, including heart disease (atherosclerosis), rheumatoid arthritis and asthma.

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements which address operating performance, events or developments that we expect or anticipate will occur in the future, such as projections about our future results of operations or our financial condition, research, development and commercialization of our product candidates, anticipated trends in our business, and other risks that could cause actual results to differ materially. These risks are discussed in AtheroGenics' Securities and Exchange Commission filings, including but not limited to the risks discussed in AtheroGenics' Form 10-K for fiscal 2001, Form 10-Q for the third quarter of 2002, Registration Statement on Form S-3, File No. 333-101174 and preliminary prospectus supplement dated January 21, 2003, all of which filings are incorporated by reference into this press release. These documents may be examined at public reference facilities maintained by the SEC or, to the extent filed via EDGAR, accessed through the SEC's web site http://www.sec.gov.

CONTACT:  Mark P. Colonnese, Senior Vice President of Finance and
Administration and Chief Financial Officer, AtheroGenics, Inc.,
+1-678-336-2511

URL: http://www.atherogenics.com

(b) In addition, as we announced on January 14, 2003, we are proceeding with the initiation of a pivotal Phase III clinical trial with our novel, oral anti-inflammatory drug candidate, AGI-1067, for the treatment of patients with atherosclerosis. This trial, known as ARISE, is the product of our accelerated clinical program in atherosclerosis that we commenced following our End of Phase II meeting with the FDA in the second quarter of 2002. We expect the ARISE trial will enroll 4,000 patients and, assuming our costs are in line with the average industry cost for trials of this size and duration of approximately $10,000 per patient, we expect the total cost of the trial will be approximately $40 million. The expense associated with this trial, when combined with our other on-going clinical programs, is estimated to result in net cash usage in 2003 of $43 million to $48 million.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



Date:  January 21, 2003    By: /s/ MARK P. COLONNESE
                           MARK P. COLONNESE
                           Senior Vice President of Finance and
                           Administration and Chief Financial
                           Officer
                           (Principal Accounting and Financial
                            Officer)